     This form is for use by National Banks only. It should be used for publication purposes only, and should not be returned to the FDIC.

     Comptroller of the Currency
     Administrator of National Banks

     R E P O R T  O F  C O N D I T I O N

     Consolidating domestic and foreign subsidiaries of the

     COMMERCE BANK OF KANSAS CITY, N.A. of KANSAS CITY
     Name of Bank   City

     in the state of Missouri at the close of business on December 31,1993, published in response to call made by Comptroller of the Currency, under title l2, United States Code,
Section 161.

     Charter Number 15985 Comptroller of the Currency Midwestern
District



 STATEMENT OF RESOURCES AND LIABILITIES


   ASSETS                   Thousands of dollars

   Cash and balances due from
    depository institutions:
      Noninterest-bearing balances
       and currency and coin . . . . . . . 362,670
      Interest-bearing balances. . . . . . . . . 0
   Securities. . . . . . . . . . . . . . . 669,264

   Federal funds sold and securities
    purchased under agreements
     to resell in domestic offices . . ///////////
     of the bank and of its Edge
     and Agreement subsidiaries,
     and in IBFs:                      ///////////
    Federal funds sold                     257,497
    Securities purchased
     under agreements to resell                  0
   Loans and lease financing receivables:

     Loans and leases, net
      of unearned income . . . . . . . . 1,079,965
     LESS: Allowance for loan and
    lease losses . . . . . . . . . . . . . .24,193
     LESS: Allocated transfer risk
    reserve. . . . . . . . . . . . . . . . . . . 0
     Loans and leases, net of unearned
      income, allowance, and reserve . . 1,055,772
   Assets held in trading accounts . . . . . 4,907
   Premises and fixed assets
    (including capitalized leases) . . . . .72,426
   Other real estate owned . . . . . . . . . 7,399
   Investments in unconsolidated
    subsidiaries and associated companies. . . . 0
   Customers' liability to this
    bank on acceptances outstanding. . . . .14,219
   Intangible assets . . . . . . . . . . . . . . 0
   Other assets. . . . . . . . . . . . . . .42,187

   TOTAL ASSETS. . . . . . . . . . . . . 2,486,341


FDIC 8040/54 (3-90)          CONTINUED ON NEXT PAGE


LIABILITIES

Deposits:

   In domestic offices . . . . . . . . . . . . .1,960,730
    Noninterest-bearing. . . . . . . . . 687,269
     Interest-bearing. . . . . . . . . 1,273,461
   In foreign offices, Edge and
    Agreement subsidiaries, and IBFs . . . . . 0


   Noninterest-bearing . . . . . . . . . . . . 0
   Interest-bearing. . . . . . . . . . . . . . 0

   Federal funds purchased and
     securities sold
     under agreements to repurchase
     in domestic offices of the
     bank and of its Edge and Agreement
     subsidiaries, and in IBFs:
      Federal funds purchased. . . . . . 331,699
      Securities sold under
       agreements to repurchase. . . . . . . . 0
   Demand notes issued to
    the U.S. Treasury. . . . . . . . . . . . . 0
   Dther borrowed money. . . . . . . . . . 2,502
   Mortgage indebtedness and
    obligations under capitalized leases . . . 0
   Bank's liability on acceptances
    executed and outstanding . . . . . . .14,219
   Subordinated notes and debentures . . . . . 0
   Dther liabilities . . . . . . . . . . . 8,794
   Total liabilities . . . . . . . . . 2,317,944
   Limited-life preferred stock
    and related surplus. . . . . . . . . . . . 0


EQUITY CAPITAL

   Perpetual preferred stock
    and related surplus. . . . . . . . . . . .$0
   Common stock. . . . . . . . . . . . . .18,000
   Surplus . . . . . . . . . . . . . . . .47,215
   Undivided profits and capital
    reserves . . . . . . . . . . . . . . 103,182
   LESS: Net unrealized loss
    on marketable eguity securities. . . . . . 0
   Cumulative foreign currency
    translation adjustments. . . . . . . . . . 0
   Total eguity capital. . . . . . . . . 168,397
   Total liabilities,
    limited-life preferred stock,
    and eguity capital . . . . . . . . 2,486,341

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

   /s/JOHN O. BROWN
     John O. Brown

   /s/JONATHAN M. KEMPER
     Jonathan M. Kemper

   /s/WARREN W. WEAVER
     Warren W. Weaver

   Directors

FDIC 8040/54 (Page 2)

PRINTER COPY

I, JEFFERY D. ABERDEEN
     Jeffery D. Aberdeen
   Name

   CONTROLLER
   Title

of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.


/s/JEFFERY D. ABERDEEN
     Jeffery D. Aberdeen
   Signature

Feb.  22, 1994
   Date